  As filed with the Securities and Exchange Commission on February 12, 2001.

                                                    Registration No. 333-_______
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        j2 GLOBAL COMMUNICATIONS, INC.
            (Exact name of Registrant as specified in its charter)

          Delaware                                      51-0371142
   (State of incorporation)                          (I.R.S. Employer
                                                  Identification Number)

                             6922 Hollywood Blvd.
                                   Suite 900
                          Hollywood, California 90028
                   (Address of principal executive offices)

           JFAX Communications, Inc (j2 Global Communications, Inc.)
                  Amended and Restated 1997 Stock Option Plan

                              Richard S. Ressler
                             Chairman of the Board
                        j2 Global Communications, Inc.
                             6922 Hollywood Blvd.
                                   Suite 900
                         Hollywood, California  90028
              (Name and address of agent for service) (Zip code)

                                 (323) 860-9200
             (Registrant's telephone number, including area code)

                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
Title Of Securities   Amount To Be           Proposed                 Proposed Maximum         Amount Of
To Be Registered      Registered (1)         Maximum Offering         Aggregate Offering       Registration
                                             Price Per Share (2)      Price (2)                Fee (3)
----------------------------------------------------------------------------------------------------------------
Common Stock,           696,250 shares       $2.25                    $1,566,563               $391.64
$0.01 per share
----------------------------------------------------------------------------------------------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"). The share information contained in this filing reflects the reverse stock split effected by the Company on February 8, 2001.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the Common Stock of j2 Global Communications, Inc. (the "Company") as reported on the NASDAQ National Market on February 8, 2001.

(3) Pursuant to Rule 429 of the Securities Act, a combined prospectus, relating to the shares of common stock registered hereby and the shares of common stock registered pursuant to the registration statement filed on February 24, 2000 (Registration No. 333-31064), will be delivered to plan participants in accordance with Form S-8 and Rule 428 of the Securities Act.

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                                                                          Page 1

                               EXPLANATORY NOTE

     This Form S-8 Registration Statement incorporates by reference the registration statement (File No. 333-31064) filed by the Company on February 24, 2000 (the "Original Filing"). Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing.


                                    PART I.

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 2.  Registrant Information and Employee Plan Annual Information.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the registration statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the JFAX Communications, Inc. (j2 Global Communications, Inc.) Amended and Restated 1997 Stock Option Plan are available without charge by contacting:

                               Patricia Brunton
             Vice President of Administration and Human Resources
                        j2 Global Communications, Inc.
                              6922 Hollywood Blvd
                                   Suite 900
                             Hollywood, CA  90028
                                (323) 860-9200

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                                                                          Page 2

                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  Exhibits

The following are filed as exhibits to this registration statement:


EXHIBITS

5. Opinion of Jeffrey D. Adelman, General Counsel of the Company, as to the validity of the Common Stock
23.1.   Consent of KPMG LLP, independent accountants
23.2    Consent of Deloitte & Touche LLP, independent auditors
23.3. Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)
24.     Power of Attorney (included on signature page).

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                                                                          Page 3

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the above requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, state of California, on this 9th day of February 2001:


                         j2 Global Communications, Inc.


                         By:   /s/ Richard S. Ressler
                              ___________________________
                              Richard S. Ressler
                              Chairman of the Board


     KNOW ALL PERSONS BY THESE PRESENTS, that such person whose signature appears below constitutes and appoints Richard S. Ressler, Jeffrey D. Adelman, and Nehemia Zucker, and each of them severally, his true and lawful attorneys-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act or Exchange Act and any rules, regulations and requirements of the Commission, in connection with the registration under the Securities Act of the Common Stock of the Registrant, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of the Registrant, to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Common Stock of the Registrant, to any and all amendments thereto (including post-effective amendments) to this Registration Statement, to any related Rule 462(b) Registration Statement and to any documents filed as part of or in connection with this Registration Statement and any and all amendments thereto, including post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on February 9, 2001 by the following persons in the capacities indicated.

Signature                          Title
---------                          -----

/s/ Richard S. Ressler

------------------------------     Chairman of the Board
Richard S. Ressler


/s/ Nehemia Zucker

------------------------------     Chief Financial Officer
Nehemia Zucker


/s/ Steven J. Hamerslag

------------------------------     Director
Steven J. Hamerslag


/s/ Douglas Y. Bech

------------------------------     Director
Douglas Y. Bech


/s/ John F. Rieley

------------------------------     Director
John F. Rieley


/s/ Michael P. Schulhof

------------------------------     Director
Michael P. Schulhof


/s/ Robert J. Cresci

------------------------------     Director
Robert J. Cresci

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                                                                          Page 4

                               INDEX TO EXHIBITS

EXHIBITS

   5. Opinion of Jeffrey D. Adelman, General Counsel of the Company, as to the validity of the Common Stock
  23.1  Consent of KPMG LLP, independent auditors
  23.2  Consent of Deloitte & Touche LLP, independent auditors
  23.3 Consent of Jeffrey D. Adelman (included in Opinion of Jeffrey D. Adelman at Exhibit 5)
  24.   Power of Attorney (included on signature page)

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